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                                                                    EXHIBIT 99.5


                             [Front of Proxy Card]
                       INFINITY BROADCASTING CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 21, 2001
                                REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       INFINITY BROADCASTING CORPORATION

The undersigned hereby appoints Mel Karmazin and Farid Suleman, and each of them with full power to act without the other, as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote on behalf of the undersigned all of the shares of Class A common stock, par value $0.01 per share, of Infinity Broadcasting Corporation ("Infinity") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Infinity to be held in New York City, on February 21, 2001, at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, upon the proposal listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders and the Infinity and Viacom Inc. Proxy Statement/Prospectus related to the Special Meeting, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors of Infinity at a reasonable time before the solicitation of this proxy.

This Proxy revokes all prior proxies given by the undersigned and, when properly executed and returned in a timely manner, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy, when properly executed, will be voted FOR the proposal set forth on the reverse hereof and in the discretion of the proxies on all other matters that may properly come before the Special Meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus (with all enclosures and attachments) related to the Special Meeting.


If you are a participant in an employee savings plan (or 401(k) Plan) through which you own an interest in Infinity Class A common stock, this proxy card will also constitute your voting instructions to the trustee under that plan.

  IMPORTANT -- This Proxy must be completed, signed and dated on the reverse side.

                  Continued and to be signed on reverse side

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                             [Back of Proxy Card]

[X]  Please mark your vote as in this example.

   THE INFINITY BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

  1. The adoption of the Agreement and Plan of Merger, dated as of October 30, 2000, among Viacom Inc., a Delaware corporation, IBC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Viacom Inc., and Infinity Broadcasting Corporation, a Delaware corporation, and the approval of the merger of Infinity Broadcasting Corporation with and into IBC Merger Corp. provided for therein.

        [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

  [ ] Mark here if you plan to attend the meeting.

     This Proxy must be signed exactly as your name appears hereon. Please sign name exactly as imprinted (do not print). Please include any changes in address. If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.


_______________________________                   Dated:____________________
Signature


_______________________________                   Dated:____________________
Signature if jointly held

               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY